Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form F-1-A3 of our report dated May 2, 2022, relating to the consolidated financial statements of BYND Cannasoft Enterprises Inc. as of December 31, 2021 and to all references to our firm included in this Registration Statement.

Certified Public Accountants

Lakewood, CO

March 11, 2024